                                                                     EXHIBIT 4.5
                                                                  EXECUTION COPY



                                 LIMITED WAIVER

          LIMITED WAIVER (this "Agreement") dated as of March 22, 1999 among:
                                ---------

          TERRA CAPITAL, INC., a Delaware corporation (the "Company");
                                                            -------

          TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers");
       ----                                       ---------

          each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors");
      -------                          --------

          each of the lenders (the "Lenders") listed on the signature pages
                                    -------
      hereof; and

          CITIBANK, N.A., as administrative agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Administrative Agent").
     ---------------------

          The Obligors, the Lenders, certain Issuing Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of March 31, 1998 (as from time to time amended, the "Credit
                                                               ------
Agreement"). The Company has requested the Lenders to waive compliance with
---------
certain provisions of the Credit Agreement in certain respects for the period from the date hereof through and including June 30, 1999, and the Lenders are willing to do so, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Agreement,
                     -----------
terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Limited Waiver. Subject to (i) the Administrative Agent's
                    --------------

receipt of this Agreement, duly executed by each of the Obligors, the Required Lenders and the Administrative Agent, and (ii) payment by Terra to the Administrative Agent of any and all fees as Terra shall have agreed to pay in connection herewith, but effective as of the date hereof, the Lenders hereby waive compliance with (i) Sections 5.04(a) and (b)of the Credit Agreement for the Rolling Period ending March 31, 1999 and (ii) Section 5.04(c) and (d) of the Credit Agreement for each Rolling Period ending March 31, 1999 and June 30, 1999.

          Section 3. Representations and Warranties. The Company hereby
                     ------------------------------
represents and warrants to the Administrative Agent and the Lenders that, after giving effect hereto:

          (a) the representations and warranties contained in each Loan
     Document are correct on and as of the date hereof, as though made on and as of such date (or, if any
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                                      -2-




     such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 4. Miscellaneous. Except as herein provided, the Credit
                     -------------
Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
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                                      -3-


  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE BORROWERS
                                  -------------

                                  TERRA CAPITAL, INC.


                                  By: /s/ Francis G. Meyer
                                      --------------------
                                  Name:  Francis G. Meyer
                                  Title:  Vice President


                                  TERRA NITROGEN, LIMITED PARTNERSHIP

                                  By Terra Nitrogen Corporation, its General
                                     Partner


                                      By:  /s/ George H. Valentine
                                           -----------------------
                                       Name:  George H. Valentine
                                       Title:  Vice President



                                  GUARANTORS
                                  ----------

                                  TERRA INDUSTRIES INC.


                                  By: /s/ Francis G. Meyer
                                      --------------------
                                  Name:  Francis G. Meyer
                                  Title:  Senior Vice President &
                                          Chief Financial Officer


                                  TERRA CAPITAL HOLDINGS, INC.


                                  By:  /s/ George H. Valentine
                                       -----------------------
                                  Name:  George H. Valentine
                                  Title:  Vice President

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                                      -4-

                                  TERRA NITROGEN CORPORATION


                                  By:  /s/ George H. Valentine
                                       -----------------------
                                  Name:  George H. Valentine
                                  Title:  Vice President



                                  TERRA METHANOL CORPORATION


                                  By:  /s/ George H. Valentine
                                       -----------------------
                                  Name:  George H. Valentine
                                  Title:  Vice President



                                  BMC HOLDINGS, INC.


                                  By: /s/ Francis G. Meyer
                                      --------------------
                                  Name:  Francis G. Meyer
                                  Title:  Vice President



                                  TERRA INTERNATIONAL, INC.


                                  By: /s/ Francis G. Meyer
                                      --------------------
                                  Name:  Francis G. Meyer
                                  Title:  Senior Vice President &
                                          Chief Financial Officer


                                  THE ADMINISTRATIVE AGENT
                                  ------------------------

                                  CITIBANK, N.A.


                                  By:  /s/ Judith Fishlow Minter
                                       -------------------------
                                  Name:  Judith Fishlow Minter
                                  Title:  Attorney-in-Fact

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                                      -5-


                                  THE LENDERS
                                  -----------
                                  CITIBANK, N.A.



                                  By:  /s/ Judith Fishlow Minter
                                       -------------------------
                                  Name:  Judith Fishlow Minter
                                  Title:  Attorney-in-Fact


                                  BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION



                                  By:  /s/ Margaret H. Claggett
                                       ------------------------
                                  Name:  Margaret H. Claggett
                                  Title:  Vice President


                                  THE BANK OF NOVA SCOTIA



                                  By:  /s/ F.C.H. Ashby
                                       ----------------
                                  Name:  F.C.H. Ashby
                                  Title:  Senior Manager Loan Operations


                                  FIRST BANK NATIONAL ASSOCIATION



                                  By:  /s/ David A. Draxler
                                       --------------------
                                  Name:  David A. Draxler
                                  Title: Vice President
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                                      -6-

                                  THE CHASE MANHATTAN BANK



                                  By:  /s/ Gary L. Spevack
                                    ----------------------
                                  Name:  Gary L. Spevack
                                  Title: Vice President



                                  NATIONSBANK, N.A.



                                  By:  /s/ Barry P. Sullivan
                                    ------------------------
                                  Name:  Barry P. Sullivan
                                  Title:  Vice President


                                  THE FUJI BANK, LIMITED



                                  By:  /s/ Peter L. Chinnici
                                    -------------------------
                                  Name:  Peter L. Chinnici
                                  Title:  Joint General Manager

                                  CREDIT AGRICOLE INDOSUEZ



                                  By:  /s/ David Bouhl
                                    ------------------
                                  Name:  David Bouhl
                                  Title:  First Vice President


                                  By:  /s/ W. Leroy Startz
                                    -----------------------
                                  Name:  W. Leroy Startz
                                  Title:  First Vice President
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                                      -7-


                                  CREDIT LYONNAIS CHICAGO BRANCH



                                  By:  /s/ Julie T. Kanak
                                       ------------------
                                  Name:  Julie T. Kanak
                                  Title: Vice President

                                  DRESDNER BANK AG, NEW YORK AND
                                   GRAND CAYMAN BRANCHES


                                  By:  /s/ Deborah Slusarczyk
                                       ----------------------
                                  Name:  Deborah Slusarczyk
                                  Title: Vice President


                                  By:  /s/ A. Richard Morris
                                       ---------------------
                                  Name:  A. Richard Morris
                                  Title:  First Vice President

                                  HARRIS TRUST & SAVINGS BANK


                                  By:  /s/ Christopher Fisher
                                       ----------------------
                                  Name:  Christopher Fisher
                                  Title: Vice President

                                  SUNTRUST BANK, ATLANTA

                                  By:  /s/ Michel A. Odermatt
                                       ----------------------
                                  Name:  Michel A. Odermatt
                                  Title: Vice President

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                                      -8-

                                  BANQUE NATIONALE DE PARIS



                                  By:  /s/ Christine Howatt
                                       --------------------
                                  Name:  Christine Howatt
                                  Title: Vice President

                                  By:  /s/ Cathleen Schaede
                                       --------------------
                                  Name:  Cathleen Schaede
                                  Title: Assistant Vice President


                                  THE BANK OF NEW YORK



                                  By:  /s/ Richard A. Raffetto
                                       -----------------------
                                  Name:  Richard A. Raffetto
                                  Title: Vice President

                                  COOPERATIEVE CENTRALE RAIFFEISEN-
                                   BOERENLEEBANK, B.A. "RABOBANK
                                   NEDERLAND", New York Branch


                                  By:  /s/ Ian Reece
                                       -------------
                                  Name:  Ian Reece
                                  Title:  Senior Credit Officer


                                  By:  /s/ Dana W. Hemenway
                                       --------------------
                                  Name:  Dana W. Hemenway
                                  Title: Vice President

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                                      -9-

                                  NORWEST BANK IOWA, NATIONAL
                                   ASSOCIATION


                                  By:  /s/ Scott Sehnert
                                       -----------------
                                  Name:  Scott Sehnert
                                  Title: Vice President


                                  THE SUMITOMO BANK, LIMITED

                                  By:  /s/ John A. Kemper
                                       ------------------
                                  Name:  John A. Kemper
                                  Title:  Senior Vice President

                                  FIRST NATIONAL BANK OF CHICAGO


                                  By:  /s/ Suzanne Ergastolo
                                       ---------------------
                                  Name:  Suzanne Ergastolo
                                  Title:  Corporate Banking Officer